Exhibit 16

April 2, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Dear Sir:

We have read Item 4 included in the Amendment to Form 8-K dated March 15, 2002 of Northeast Utilities filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ ARTHUR ANDERSEN LLP


cc: Mr. John H. Forsgren
    Vice Chairman, Executive Vice
    President and Chief Financial Officer
    Northeast Utilities